Exhibit 99.1

Contact:     Robert J. Hugin                          Brian P. Gill
             Senior VP and CFO                        Director PR/IR
             Celgene Corporation                      Celgene Corporation
             (908) 673-9102                           (908) 673-9530


                    CELGENE SHAREHOLDERS APPROVE INCREASE IN
                                AUTHORIZED SHARES

     o    Friday, February 17, 2006 Record Date for Two-for-One Stock Split

     o Celgene Share Price Expected to be Reported on Split-Adjusted Basis on Monday, February 27, 2006

SUMMIT, NJ - (FEBRUARY 17, 2006) - Celgene Corporation (Nasdaq: CELG) announced that its shareholders approved an increase in the number of authorized shares of stock from 280,000,000 to 580,000,000, an action that was voted on at a Special Meeting of the Stockholders on February 16, 2006. The record date for the Two-for-One stock split, previously approved by the Celgene Corporation Board of Directors, is February 17, 2006. Stockholders will receive one additional share for every share they own as of the close of business on February 17, 2006. The additional shares are expected to be distributed on or about February 24, 2006. Reporting of the Celgene share price on a split-adjusted basis is expected to commence on or about February 27, 2006.

ABOUT CELGENE

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global pharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company's website at www.celgene.com.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WHICH ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, DELAYS, UNCERTAINTIES AND OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE RESULTS OF CURRENT OR PENDING RESEARCH AND DEVELOPMENT ACTIVITIES, ACTIONS BY THE FDA AND OTHER REGULATORY AUTHORITIES, AND OTHER FACTORS DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH AS OUR 10K, 10Q AND 8K REPORTS.



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